UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On January 23, 2013, Chautauqua Airlines, Inc. ("Chautauqua"), a subsidiary of Republic Airways Holdings Inc. (the "Company"), entered into a Fourth Amendment to the Amended and Restated Jet Service Agreement with US Airways, Inc., dated as of April 26, 2005 (such agreement, as so amended, the "US Air Agreement"). In the Fourth Amendment, the parties agreed to remove nine E145 50-seat aircraft (the "Removed Aircraft") from service under the US Air Agreement between April 1, 2013 and July 1, 2013. Upon removal of the last of the Removed Aircraft, the US Air Agreement will terminate. The Fourth Amendment is subject to certain conditions set forth therein, including that Chautauqua obtain an agreement with another airline to operate the Removed Aircraft. These conditions were met and the Fourth Amendment became effective as of January 31, 2013.

On February 5, 2013 and effective as of January 31, 2013, Chautauqua and the Company entered into Amendment Number Ten to Delta Connection Agreement (the "Delta Amendment") with Delta Air Lines, Inc. ("Delta") further amending the Delta Connection Agreement among Delta, Chautauqua and the Company dated and effective as of June 7, 2002 (the "Delta Agreement"). Pursuant to the terms of the Delta Amendment, Chautauqua agreed to make two additional E145 50-seat aircraft available to Delta from February 15, 2013 until April 15, 2013 (the "Available Aircraft"). The Delta Amendment includes provisions relating to interior design and painting of the Available Aircraft and payment for costs and fees related to the Available Aircraft, including for "C-checks" and usage of engine life limited parts.

The Delta Amendment also provided for the addition of 10 E145 50-seat aircraft between April 15, 2013 and July 15, 2013 (the "2013 Aircraft"). The parties agreed upon the rent/ownership costs for the 2013 Aircraft and certain penalties for Chautauqua if it does not put the 2013 Aircraft into service by the applicable dates set forth in the Delta Amendment. Each of the 2013 Aircraft will cease to be included as aircraft under the Delta Agreement between October 15, 2014 and January 15, 2015, as specified in the Delta Amendment; provided, however, that Delta may elect to extend the term for the 2013 Aircraft for six months by giving Chautauqua written notice, and the term for the 2013 Aircraft will extend on a month-by-month basis from the original exit date for such 2013 Aircraft, unless Delta provides Chautauqua with written notice of its desire not to extend. The Delta Amendment also includes provisions related to painting and interior design of the 2013 Aircraft and for costs and fees related to the 2013 Aircraft, including for "C-checks" and engine maintenance.

Finally, the Delta Amendment extended the term by six (6) months for each of the seven EMB-145 50- seat aircraft that had been added to the Delta Agreement pursuant to Amendment Number Nine to the Delta Connection Agreement (the "Amendment 9 Aircraft"), to between March 5, 2014 and June 15, 2014, provided that Delta may further extend such terms for six months by providing written notice to Chautauqua, and the terms for the Amendment 9 Aircraft will extend on a month-by-month basis from the original exit date for such Amendment 9 Aircraft, unless Delta provides Chautauqua with written notice of its desire not to extend. The Delta Amendment also restated the rent/ownership costs for the Amendment 9 Aircraft.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:     /s/ Timothy P. Dooley
Name:    Timothy P. Dooley
Title:    Senior Vice President and
Chief Financial Officer

Dated: February 8, 2013